UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 29, 2020
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MPLX LP
(Exact name of registrant as specified in its charter)
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Delaware	001-35714	27-0005456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Hardin Street, Findlay, Ohio 45840
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 421-2414
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interests	MPLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 2.05	Costs Associated with Exit or Disposal Activities.
As indicated on its August 3, 2020 second-quarter earnings call, MPLX LP (“MPLX”) has been working to lower its cost structure to be more competitive going forward. Additionally, Marathon Petroleum Corporation (“MPC”), which owns the general partner and majority limited partnership interest in MPLX, has been advancing certain strategic priorities to lay a foundation for long-term success, including plans to optimize its assets and structurally lower costs in 2021 and beyond. As part of this effort, and in recognition of the impacts of the COVID-19 pandemic on MPC’s business operations and financial position, on September 29, 2020, MPC approved an involuntary workforce reduction plan.
This workforce reduction plan, together with employee reductions resulting from MPC's indefinite idling of its Martinez, California and Gallup, New Mexico refineries, affects approximately 2,050 employees. In total, these reductions and the open positions MPC has elected not to fill, represent approximately 12% of MPC’s workforce, excluding employees at its Speedway operations. MPC has previously announced its agreement to sell Speedway, its company-owned and operated retail transportation fuel and convenience store business, to 7-Eleven, Inc.
All of the employees that conduct MPLX’s business are directly employed by affiliates of MPC, and certain of those employees are affected by MPC’s workforce reductions. MPLX has various employee services agreements and secondment agreements with MPC pursuant to which MPLX reimburses MPC for employee costs, along with the provision of operational and management services in support of MPLX’s operations. Pursuant to such agreements, MPLX expects to reimburse MPC for approximately $20 to $35 million of the severance and employee benefits related expenses that MPC expects to record in connection with its workforce reductions. These reimbursement expenses will primarily be recorded in the third quarter of 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: September 30, 2020	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary